UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 12, 2008
Handleman Company
(Exact Name of Registrant as Specified in Its Charter)
Michigan
(State or Other Jurisdiction of Incorporation)

1-7923	38-1242806

(Commission File Number)	(IRS Employer Identification No.)

500 Kirts Boulevard, Troy, Michigan	48084

(Address of Principal Executive Offices)	(Zip Code)
(248) 362-4400
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On March 12, 2008, Handleman Company (“Handleman”) hosted an Investor Earnings Call (“Earnings Call”). The Earnings Call followed a press release announcing Handleman’s third quarter results and amendment to its credit agreements.
During the Earnings Call, a participant asked, in substance, if Handleman would have applied its excess cash year-over-year, or January over April last year to its outstanding debt would Handleman have breached the affirmative covenant requiring that its collateral assets remain sufficient to support its outstanding debt. Handleman’s response of “yes” was inconsistent with its then existing credit agreements. Specifically, the credit agreements did not define cash as collateral. Therefore, had Handleman used its excess cash to pay down its outstanding debt, Handleman’s collateral assets would not have been sufficient to support its outstanding debt and Handleman would have been in breach of the affirmative covenant. If the credit agreements had defined cash as collateral, then Handleman would not have triggered an event of default.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDLEMAN COMPANY
Date: March 13, 2008	By:	/s/ Angelique Strong Marks
	Name:	Angelique Strong Marks
	Title:	Vice President and General Counsel